As filed with the Securities and Exchange Commission on February 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Outlook Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	38-3982704 (I.R.S. Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey (Address of principal executive offices)	08830 (Zip code)

2015 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full title of the plan)

Lawrence A. Kenyon

Chief Financial Officer

Outlook Therapeutics, Inc.

485 Route 1 South

Building F, Suite 320

Iselin, New Jersey 08830

(Name and address of agent for service)

(609) 619-3990

(Telephone number, including area code, of agent for service)

Copies to:

Yvan-Claude Pierre

Courtney M.W. Tygesson

Yoon-jee Kim

Cooley LLP

55 Hudson Yards

New York, New York 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional 6,727,818 shares of its Common Stock issuable to eligible persons under the 2015 Equity Incentive Plan, as amended, and additional 220,000 shares of its Common Stock issuable to eligible persons under the 2016 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8s filed on May 13, 2016 (File No. 333-211362), February 15, 2017 (File No. 333-216081), February 15, 2018 (File No. 333-223064), February 14, 2019 (File No. 333-229685), September 30, 2019 (File No. 333-234024),February 14, 2020 (File No. 333-236471) and March 26, 2021 (File No. 333-254777) (the “Prior Form S-8s”).

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s filed by the Registrant are incorporated by reference herein. In addition, the following documents filed by the Registrant with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s latest annual report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on December 23, 2021;

(b)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2021, filed with the SEC on February 14, 2022;

(c)	The Registrant’s current reports on Form 8-K, filed with the SEC on November 12, 2021, November 16, 2021, November 29, 2021 and December 23, 2021;

(d)	The Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on January 27, 2022 (only with respect to sections explicitly incorporated by reference into the Registrant’s annual report on Form 10-K for the fiscal year ended September 30, 2021);

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, filed with the SEC on April 29, 2016, as amended on May 11, 2016, including any further amendments thereto or reports filed for the purposes of updating such description, including Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on December 23, 2020, as amended on January 28, 2021; and

(f)	All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the SEC on May 19, 2016).
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on December 6, 2018).
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on March 18, 2019).
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's current report on Form 8-K filed with the SEC on March 26, 2021).
4.5	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K, filed with the SEC on March 26, 2021).
5.1*	Opinion of Cooley LLP
23.1*	Consent of Independent Registered Public Accounting Firm to Outlook Therapeutics, Inc.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (see signature page hereto)
99.1	2015 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 8-K filed with the SEC on September 18, 2020).
99.2	Forms of agreements and award grant notices under 2015 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form S-1 (File No. 333-209011), filed with the SEC on January 15, 2016).
99.3	2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on February 12, 2016).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monmouth Junction, New Jersey, on February 14, 2022.

Outlook Therapeutics, Inc.

By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence A. Kenyon and C. Russell Trenary III, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Russell Trenary III	President and Chief Executive Officer	February 14, 2022
C. Russell Trenary III	(Principal Executive Officer)

/s/ Ralph H. Thurman	Executive Chairman	February 14, 2022
Ralph H. Thurman

/s/ Lawrence A. Kenyon	Chief Financial Officer,	February 14, 2022
Lawrence A. Kenyon	Treasurer, Secretary and Director (Principal Accounting and Financial Officer)

/s/ Gerd Auffarth	Director	February 14, 2022
Gerd Auffarth

/s/ Julian Gangolli	Director	February 14, 2022
Julian Gangolli

/s/ Yezan Haddadin	Director	February 14, 2022
Yezan Haddadin

/s/ Kurt J. Hilzinger	Director	February 14, 2022
Kurt J. Hilzinger

/s/ Andong Huang	Director	February 14, 2022
Andong Huang

/s/ Faisal Sukhtian	Director	February 14, 2022
Faisal Sukhtian